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                                                                    EXHIBIT 10.4


                          AIRCRAFT DRY LEASE AGREEMENT

         THIS AIRCRAFT LEASE AGREEMENT (hereinafter "Lease") is made and entered into as of February 6, 1998, by and between STAR FLIGHT, L.L.C., a Connecticut limited liability company, having a mailing address of c/o Starwood Capital Group, Three Pickwick Plaza, Greenwich CT 06830 (hereinafter "Lessor"), and ITT FLIGHT OPERATIONS, INC., a Pennsylvania corporation, with its principal office situated at 987 Postal Road, Allentown, PA 18103 (hereinafter "Lessee").

                                   WITNESSETH:

         WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease and take possession of the aircraft described in Article I from Lessor, all upon the terms and conditions of this Lease;

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee (hereinafter the "Parties"), intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                                     General

         A. Subject Matter of Lease. Lessor hereby dry leases to Lessee and Lessee hereby dry leases from Lessor one (1) Gulfstream III Aircraft, Manufacturer's Serial Number 335, Registration Mark: N117MS, as more fully described in Appendix A, "Description of Aircraft," and as equipped in all other respects at the time of Lessee's acceptance (hereinafter the "Aircraft"), together with all manuals, computerized maintenance programs, logs and similar records pertaining to the use and operation of the Aircraft.

         B. Effect of Lease. Title to the Aircraft shall be vested in Lessor at all times during the Lease Term. Lessee shall have the right to possession and quiet enjoyment of the Aircraft during the Lease Term so long as Lessee is not in default under this Lease Agreement. Notwithstanding the foregoing, Lessor shall have the right to interrupt Lessee's quiet enjoyment and take temporary possession of the Aircraft during the Lease Term, at such times and for such periods as Lessor shall require in order to perform (or have performed) certain capital improvements, as agreed to by Lessor and Lessee, or to inspect the condition of the aircraft, upon reasonable advance notice to Lessee (hereinafter referred to as a "Period of Term Interruption"). During any Period of Term Interruption, all of the terms and conditions of this Lease shall remain in full force and effect, including the obligation of the Lessee to make the minimum rental payment pursuant to Article IV of this Agreement. However, if such Period of Term Interruption exceeds two (2) weeks, the rent due hereunder shall abate.
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                                   ARTICLE II

                                  Term of Lease

         The Lease Term shall be for the one-year period, commencing on February 6, 1998, and continuing through February 5, 1999, and shall thereafter be automatically renewed for successive one year periods unless and until either party provides the other party with thirty (30) days written notice of its intention not to renew prior to the expiry of the then current term of the lease or the lease is earlier terminated as otherwise provided herein.

                                  ARTICLE III

                                    Delivery

         The Aircraft was delivered to the Lessee on February 6, 1998. Upon such delivery, Lessee has inspected, and upon any subsequent delivery following a Period of Term Interruption the Lessee shall inspect, the Aircraft and, if found satisfactory in the reasonable opinion of Lessee, will accept the Aircraft by signing and delivering to the Lessor the Acceptance Supplement to the Lease Agreement, which is attached hereto as Appendix B, whereupon the Aircraft shall become subject to and governed by all portions of the Lease Agreement. Delivery of the Acceptance Supplement by the Lessee shall be deemed conclusive proof that the Lessee has fully inspected the aircraft to its satisfaction and acknowledges that the aircraft is in good condition and repair and that the Lessee is satisfied with and has accepted the aircraft in such condition and repair.

                                   ARTICLE IV

                            Rent and Use of Aircraft

         A. Use Rent. Lessee agrees to pay Lessor a base use rent of 1.25% of the Lessor's total costs, relating to the Aircraft per month (amounting to $122,542.94 per month at the commencement of the Lease Term). However, the monthly base rent lease payments shall increase by an additional 1.25% per month of all additional costs incurred by Lessor, with respect to the Aircraft, throughout the Lease Term. Such additional costs shall be subject to approval of Lessee, which approval shall not be unreasonably withheld or delayed. Additionally, Lessee shall pay three hundred dollars ($300.00) for each and every hour that the Aircraft is in use. This base rent and the hourly use rent shall be due and payable on the 15th of the calendar month following the month of the use for which the rent is to be paid. The use rent shall be payable to Lessor by check at its mailing address or at such other address as shall be designated in writing by Lessor.

         B. Taxes and Duties. Lessee agrees to pay all taxes and duties, other than property taxes, including any sales or use tax or duties, tolls, license fees or assessments, which may be levied or assessed by any government against the Aircraft with respect to Lessee's use thereof during the Lease Term. Lessee will reimburse Lessor for any such taxes or duties which Lessor shall be required to pay (except for income taxes, if any, due on the rental payments);


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however, Lessee may contest any assessment of tax or duty on Lessor and Lessor shall provide Lessee with a timely opportunity to defend against such assessment and cooperate in the defense. Any tax or duty levied with respect to a period of time including but in excess of the Lease Term shall be prorated so that Lessee shall bear only the portion thereof attributable to Lessee's use during the Lease Term. Lessee shall keep the Aircraft free and clear of all liens and encumbrances including any which may arising from the imposition of any tax or duty as described in this Section B.

         C. Out-of-Pocket Expenses. All out-of-pocket expenses incurred in connection with the leasing of this Aircraft shall be borne by Lessee, including, by way of example, fuel, pilot cost, food service, hangar and tie-down charges, landing fees and custom fees.

                                   ARTICLE V

                                   Warranties

         A.       Lessor's Warranties. Lessor warrants and represents that:

                  (1) Lessor has duly authorized, executed and delivered the Lease Agreement and has the lawful right to lease the Aircraft in accordance with the terms and conditions hereof.

                  (2) To the best of Lessor's knowledge, the Aircraft has been maintained in compliance with applicable Regulations under FAR Part 91 in an airworthy condition.

                  (3) Lessor has no knowledge of undisclosed defects in the Aircraft.

                  (4) ALL OTHER WARRANTIES WITH RESPECT TO THE AIRCRAFT, WHETHER EXPRESS, IMPLIED, OR STATUTORY, SUCH AS WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXCLUDED AND DISCLAIMED TO THE EXTENT THEY EXCEED THE FOREGOING WARRANTIES, WHICH WARRANTIES COMPRISE LESSOR'S ENTIRE RESPONSIBILITY WITH RESPECT TO ANY FAILURE OR DEFECT TO THE EXCLUSION OF ALL OTHER LIABILITY IN TORT (WHETHER FOR NEGLIGENCE OR OTHERWISE) OR IN CONTRACT, INCLUDING ANY LIABILITY OF LESSOR WITH RESPECT TO INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSS OF USE.

         B. Lessee's Warranties and Representations. Lessee warrants and represents that:

                  (1) Lessee has full power, authority and legal right to execute this Lease Agreement. This Lease Agreement has been duly authorized by all necessary actions of Lessee and constitutes a valid and binding obligation of Lessee, enforceable in accordance with its terms.


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                  (2)      No registration with, or approvals of, any
governmental agency is necessary for the performance by Lessee of its enforceability hereof except for those which have been duly made or obtained.

                  (3) There is no action, litigation or other proceeding pending or threatened against Lessee before any court or government agency which might materially affect the business or operations of Lessee adversely or which would jeopardize the ability of Lessee to perform its obligations under this Lease Agreement.

                                   ARTICLE VI

                               Use of the Aircraft

         A. Use of Aircraft. Subject to the requirements of the U.S. Federal Aviation Regulations (hereinafter "FAR"), the Aircraft shall be used only for business uses of the Lessee including, without limitation, transportation of personnel, business guests, and equipment of affiliate companies for which compensation may be provided. The Aircraft shall not be utilized in a business transporting persons or property for compensation or hire pursuant to FAR Part 135 without the express written permission of the Lessor and then only if the Lessee is certified by the Federal Aviation Administration (hereinafter the "FAA") for such use of the aircraft, the aircraft has been maintained and inspected to FAR Part 135 Standards and adequate insurance coverage has been obtained for such operations from reputable insurers.

         B. Lawful Operation. Lessee's use of the Aircraft under Section A of this Article VI shall be in compliance with all laws of the jurisdictions in which the Aircraft may be operated and in accordance with rules of the FAA. In particular, the Aircraft shall at all times be operated within the limitations specified in the flight and maintenance manuals assigned to the Aircraft, within the normal operating limitations under which the Aircraft is certificated, as well as within the requirements of all insurance policies relating to the Aircraft.

                                  ARTICLE VII

                                     Records

         A. Records. Lessee shall maintain the logs and records delivered with the Aircraft under Section A of Article I in accordance with the manufacturer's instructions and FAA rules and regulations. Such logs shall be kept in the Aircraft and shall be available for inspection at all reasonable times by Lessor or its representatives, without prior notice.

         B. Filing of Lease with FAA -- Truth in Leasing. Lessee shall file a signed copy of this Lease with the FAA, Aircraft Registration Branch,
Attention: Technical Section, Post Office Box 25724, Oklahoma City, Oklahoma, United States of America 73125, within twenty-four (24) hours after the execution of this Lease. Lessee shall keep a copy of the Lease in the Aircraft at all times.


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         C.       Filing of Lease with FAA Public Notice. If the Lease has been filed for public notice with the FAA in addition to the Truth in Leasing filing required under Section B of this Article VII, Lessee shall execute FAA AC Form 8050-26 and transmit to Lessor or file it with the FAA as Lessor instructs at the end of the Lease Term or upon a Premature Termination of this Lease.

         D. Notification to FAA of First Flight. At least forty-eight (48) hours prior to takeoff of the first flight under this Lease, Lessee shall notify, by telephone or in person, the FAA Flight Standards District Office, General Aviation District Office, Air Carrier District Office, or International Field Office nearest the airport where the first flight under the Lease will originate, of (i) the location of the airport of departure; (ii) the departure time; and (iii) the registration number of the Aircraft.

                                  ARTICLE VIII

                             Maintenance of Aircraft

         A. Maintenance. Subject to other provisions of this Lease Agreement, Lessee shall keep the Aircraft in good operating condition and completely airworthy during the Lease Term by performing the service and maintenance recommended in the Gulfstream Factory Maintenance Program. The performance of all maintenance and repair work shall be by or under the supervision of properly qualified and trained personnel and in compliance with FAA or other governmental requirements and shall be at the Lessee's expense.

         B. Replacement of Certain Parts. In the event of failure of any expendable or on-condition items during the Lease Term including, but not limited to windshields, cabin pressure transducers, air data computer, relays and aileron cables, Lessee shall repair or replace the failed unit with a serviceable unit of comparable quality to the failed unit at Lessee's expense.

         C. Required Service Changes. Lessee agrees to incorporate, or, at its expense, arrange for the incorporation of, those mandatory service changes (and other service changes necessary for the safety of the Aircraft) issued by the FAA with respect to the Aircraft during the Lease Term and which Lessee and/or Lessor deem necessary.

         D. Time Between Overhaul Items. Except as expressly agreed, Lessee agrees to perform at its expense any scheduled overhaul or replacement of any component of the Aircraft with designated "time between overhaul" (TBO) life, including, but not limited to hydraulic pumps and inverters, which have become "time expired" or "run out" during the Lease Term. However, Lessor shall pay for engine, APU and generator overhauls. In the event of the failure of any TBO item, Lessee shall replace the failed item with a serviceable unit, provided by Lessee, of comparable quality to the failed unit. The designation of an item as either expendable or on-condition to which Section B of this Article VIII applies, or as a TBO item to which this Section D of Article VIII applies, shall be based upon Lessee's maintenance practices during the term of this Lease Agreement.


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
         E. Alterations. Lessee shall not make any changes in or alterations of the Aircraft without the prior written consent of Lessor except as necessary for compliance with the provisions of this Lease Agreement.

                                   ARTICLE IX

                                    Insurance

         A. Third Party Liability Insurance. During the Lease Term, Lessor shall at all times and at Lessor's sole expense carry in full force and effect public liability and property damage insurance in respect of the Aircraft. All policies of insurance carried in accordance with this Section A of Article IX shall name Lessee and Business Aerotech East Corp. as additional insureds and shall contain cross-liability endorsements. Lessee shall reimburse the expense of such insurance to Lessor.

         B. Amount of Coverage. Public liability and property damage insurance in respect of the Aircraft covering possession, maintenance and operation of the Aircraft shall be in minimum limits of Two Hundred Million ($200,000,000.00) Dollars combined single limit, including bodily injury, property damage and passenger legal liability.

         C. Hull Insurance. During, the Lease Term, Lessor shall at all times and at Lessor's sole expense obtain and keep in full force and effect "All Risk" type hull insurance on the Aircraft, including "in motion" and "not in motion" coverage, in an amount not less than the Insured Value of the Aircraft. Any and all policies under this Section C shall name Lessor solely as loss payee and any recovery under the policies shall be made payable to Lessor to the extent of the Insured Value. As used herein the term "Insurance Value" shall mean full "replacement value".

         D. War Risk Insurance. Lessor shall, before it permits and authorizes the Lessee to operate the Aircraft in any area where the Aircraft may be subject to war risk damage, or in any area of hostility as designated by Lessor, at its own expense, obtain and keep in full force and effect War Risk Insurance coverage applicable to such areas. Such insurance shall protect against confiscation, seizure, detention and the like by any government, whether de facto or de jure, other than the United States, in type, amount, coverage and terms reasonably satisfactory to Lessee.

         E. Substitute for War Risk Insurance. Lessor agrees to accept, in lieu of the above described War Risk Insurance, indemnification from the United States Government against war risks under the regular Military Airlift Command program or the Civil Reserve Air Fleet Indemnification program for a carrier in the event that a limited or national emergency is declared, if Lessor in its sole discretion is reasonably satisfied with the sufficiency thereof in complying with the same terms and conditions stated herein with regard to War Risk Insurance.

         F. Additional Terms and Conditions of Insurance. Lessee shall provide Lessor with a copy of the certificate of insurance and policy for each insurance obtained by Lessee


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under this Article IX. Lessor will also provide same certificates to Lessee with respect to insurance Lessor is required to obtain. Each policy shall contain an agreement by the insurer that, notwithstanding the lapse of any such policy for any reason or any right of cancellation by the insurer or the Lessee, or Lessor (as the case may be) whether voluntary or involuntary, such policy shall continue in force for the benefit of Lessor or Lessee (as the case may be) for at least thirty (30) days (or such lesser time as may be permitted in the case of War Risk Insurance, if such War Risk Insurance so requires) after written notice of such lapse or cancellation shall have been given to Lessor and Lessee and that no alteration whatsoever in any such policy which would have the effect of reducing the coverage required pursuant to this Section F of Article IX shall be made except on written approval of Lessor and Lessee.

         G. Lessor releases Lessee and its respective officers and employees (hereinafter "Authorized Representative") from any claims for damage to the Aircraft caused by or resulting from risks insured against under any insurance policies carried by Lessor and in force at the time of any such damage, including, without limitation the hull insurance referred to in Section C, above. Lessor shall cause any such insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against Lessee and its Authorized Representatives in connection with any damage covered by any such policy. Lessee and its Authorized Representative shall not be liable to Lessor for any damage to the Aircraft caused by the risks insured against under any such insurance policy.

                                   ARTICLE X

                              Default and Remedies

         A. Event of Default. Any of the following events shall constitute an Event of Default under this Lease Agreement:

                  (1) Failure of Lessee to make any payment of rent to Lessor when due and such failure shall continue for ten (10) days after Lessor gives Lessee written notice of such failure.

                  (2) Failure of Lessee to procure or maintain any insurance coverage required under Article IX and such failure shall continue for ten (10) days after Lessor gives Lessee written notice of such failure.

                  (3) Failure of Lessee to observe or perform any other covenant, condition, agreement or warranty contained in this Lease Agreement and such failure shall continue for ten (10) days after Lessor gives Lessee written notice of such failure, provided that if such failure is not reasonably susceptible of being cured within said ten (10) day period, such additional period of time shall be granted as may be reasonably necessary to cure same provided that Lessee commences to cure within such ten (10) day period and diligently prosecutes same.

                  (4) Inclusion of a material falsity by Lessee in any representation or warranty of Lessee contained in this Lease Agreement or in any documents executed and


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
delivered by Lessee to Lessor pursuant to the terms hereof and such failure shall continue for ten (10) days after Lessor gives Lessee written notice of such failure, provided that if such failure is not reasonably susceptible of being cured within said ten (10) day period, such additional period of time shall be granted as may be reasonably necessary to cure same provided that Lessee commences to cure within such ten (10) day period and diligently prosecutes same.

                  (5) Omission of a material fact by Lessee in any representation or warranty of Lessee contained in this Lease Agreement or in any documents executed and delivered by Lessee to Lessor pursuant to the terms hereof and such failure shall continue for ten (10) days after Lessor gives Lessee written notice of such failure, provided that if such failure is not reasonably susceptible of being cured within said ten (10) day period, such additional period of time shall be granted as may be reasonably necessary to cure same provided that Lessee commences to cure within such ten (10) day period and diligently prosecutes same.

                  (6) The insolvency of Lessee; the institution by or against Lessee of any voluntary or involuntary proceedings under any bankruptcy law; the adjudication of Lessee as a bankrupt or an insolvent; the appointment of a receiver of Lessee's property; or any assignment by Lessee for the benefit of its creditors.

         B. Notice of Event of Default. Lessee shall give Lessor notice of the occurrence of any Event of Default promptly upon obtaining knowledge thereof.

         C. Lessor's Remedies. Upon the occurrence of any Event of Default, Lessor shall be entitled to use one or more of the following remedies:

                  (1) Give Lessee notice which identifies the Event of Default and states that this Lease Agreement shall terminate on the date specified therein (hereinafter "Premature Termination"). Upon a Premature Termination, all rights of Lessee under this Lease Agreement shall cease and Lessee shall redeliver the Aircraft to Lessor in accordance with Article XI.

                  (2) Demand payment from Lessee of any and all amounts which are due and are unpaid, or which may become due from Lessee under this Lease Agreement plus any damages, to the extent not fully covered by insurance, in addition thereto which Lessor shall have sustained by reason of the Event of Default, but excluding consequential damages.

                  (3) Proceed by appropriate action in law or equity to enforce performance by Lessee of the applicable covenants of this Lease Agreement or to recover damages, to the extent not fully covered by insurance, resulting from the Event of Default, but excluding consequential damages.

                  (4) Lessor agrees to take reasonable actions to mitigate damages upon the occurrence of any Event of Default.

         D. Waiver of Event of Default. Lessor may elect not to exercise any one or all of its rights to seek a remedy for an Event of Default under Section C of this Article XI. Lessor


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may also rescind a Premature Termination of this Lease Agreement by giving
Lessee notice to this effect prior to the date of such Premature Termination. However, no waiver of enforcement of any of its rights under this Lease Agreement with respect to any Event of Default shall operate to affect or impair unenforced rights with respect to that Event of Default or any right with respect to another Event of Default whether past or future.

         E. Lessor's Costs of Enforcement. If Lessor brings an action to enforce any of its rights under this Lease Agreement and is entitled to a judgment, Lessor may recover reasonable expenses attendant to that action, including reasonable attorney's fees, and the amount thereof shall be included in such judgment.

                                   ARTICLE XI

                               Return of Aircraft

         A. Lessee's Obligation to Redeliver Aircraft. At the end of the Lease Term, or upon the Premature Termination of the Lease Agreement, Lessee shall redeliver the Aircraft at its own expense to any delivery point within the continental United States specified by Lessor.

         B. Condition of Aircraft. Except for any casualty losses for which insurance proceeds have been received, or are receivable, by Lessor, upon redelivery, the Aircraft:

                  (1) Shall be clean by the best commercial airline operating standards;

                  (2) Subject to Section D of Article VIII, shall have installed thereon the engines, equipment, accessories and parts as installed at the commencement of the Lease Term or replacements made in accordance with Section B of Article VIII; and

                  (3) Subject to Section D of Article VIII, shall be in the same or better condition as when originally delivered to Lessee, ordinary wear and tear excepted, and subject to changes or alterations properly made by Lessee as permitted or required under this Lease Agreement.

         C. Failure of Lessee to Redeliver Aircraft. If Lessee does not redeliver the Aircraft as required under Section A of this Article XII, Lessor may cause immediate possession of the Aircraft to be taken by its agent without liability to return to Lessee any rent previously paid and free of any claims of Lessee whatsoever. In taking possession under this Section C of Article XII, Lessor may remove the Aircraft from the possession and use of Lessee and for such purpose may enter upon Lessee's premises where the Aircraft may be located and use and employ in connection with such removal any supplies, services, means or other facilities of Lessee with or without process of law.

         D. Return of Records. All records kept in the Aircraft pursuant to Section A of Article VII shall be returned with the Aircraft upon its redelivery to Lessor.


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         E.       Risk of Loss. Lessor shall bear the risk of loss with respect to the Aircraft at all times during the term of this Lease Agreement, except for violation of law or regulation by Lessee with respect to which the hull insurance policy referred to in Section C of Article IX hereof does not apply and provide coverage.

         F. Additional Costs. Any and all additional expenditures with respect to the Aircraft, except for those set forth in Exhibits X and Y, and future engine overhauls, APU overhauls and DC generator overhauls, shall be the sole cost and expense of Lessee.

                                  ARTICLE XII

                                  Miscellaneous

         A. Identification. The manufacturer's serial numbers affixed to the Aircraft and the engines shall not be removed or defaced. In the event of such removal or defacement, Lessee shall promptly cause the assigned serial numbers to be restored.

         B. Assignment by Lessee. Lessee shall not make any assignment or sublease of this Lease Agreement nor of any rights and interest, or delegate any obligations under this Lease Agreement without the prior written consent of Lessor.

         C. Assignment of Lease/Sale of Aircraft by Lessor. Lessor may not assign its rights or obligations hereunder without the consent of Lessee. However Lessor, at any time, in its sole discretion, can sell the Aircraft. In the event of such a sale of Aircraft by Lessor, Lessor or Lessee, at either parties' sole discretion, may terminate this Lease upon thirty (30) days written notice. Notwithstanding anything contained herein, Lessor may assign its rights and obligations hereunder to any entity or person controlled by Lessor, under common control with Lessor, or which controls the Lessor (an "Affiliate"). Such Affiliate shall agree to be bound by the terms of this Lease.

         D. Notice. Any notice given under this Lease Agreement shall be sent by registered mail, certified mail or telex to the recipient Party at its mailing address. The date of delivery of the notice to the post office shall be the date of the mailing.

         E. Scope and Change of Lease. The terms and conditions contained herein constitute the entire agreement of the Parties with respect to the use of the Aircraft by Lessee. This Lease Agreement shall supersede all communications, representations and agreements, either oral or written, between the Parties with respect to the lease of the Aircraft. No agreement or understanding which modifies the terms and conditions herein shall be binding upon either Party unless reduced to writing and signed by a duly authorized representative of each Party.

         F. Liens and Encumbrances. Without the prior written consent of Lessor, Lessee shall not create or incur any mortgage, lien, charge or encumbrances of any kind on any of its rights under this Lease Agreement, on the Aircraft or any part thereof. If such encumbrances come into existence, Lessee at its sole expense shall promptly remove the same.


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
         G. Successors and Assigns. This Lease Agreement shall be binding on and shall inure to the benefit of Lessor and Lessee and their respective successors and assigns, provided that any assignment or sublease shall be made in accordance with the terms hereof and no other persons shall have or acquire any rights under or by virtue of this Lease Agreement.

         H. Survival of Lease Provisions. All provisions of this Lease Agreement which must survive the Lease Term for their full observance and performance shall survive the Lease Term.

         I. Governing Law. This Lease Agreement shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

         J. Arbitration. Any dispute arising out of, or relating to, this Lease Agreement shall be submitted to arbitration by written notice to the other party or parties within one (1) year of the event giving rise to the dispute. The arbitration will be conducted in New York, NY in accordance with the procedures in this document and the Arbitration Rules of the American Arbitration Association then in effect ("AAA RULES").

         The arbitration will be conducted before a panel of three arbitrators, regardless of the size of the dispute, to be selected as provided in the AAA Rules. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrators. No potential arbitrator may serve on the panel unless he or she has agreed in writing to abide and be bound by these procedures.

         The result of the arbitration will be binding on the parties, and judgment on the arbitrators' award may be entered in any court having jurisdiction.

         K. Truth in Leasing. THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE DURING THE LEASE TERM. IN THE EVENT LESSEE DECIDES TO OPERATE THE AIRCRAFT UNDER FAR PART 135, LESSEE AGREES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH FAR PART 135 REGULATIONS.

         ITT FLIGHT OPERATIONS, INC., IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT IDENTIFIED AND TO BE OPERATED UNDER THIS LEASE AND FOR COMPLIANCE WITH APPLICABLE FAR.

         AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.


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
         I, RICHARD UHLE, CHIEF PILOT OF ITT FLIGHT OPERATIONS, INC., CERTIFY THAT I AM RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT IDENTIFIED IN THIS LEASE AGREEMENT AND I UNDERSTAND MY RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS. FURTHER, I CERTIFY THAT I AM FAMILIAR WITH AND KNOWLEDGEABLE OF THE CONTENTS OF FAR 91.23,14 C.F.R.Section 91.23 AND THE ADVISORY CIRCULARS THEREUNDER (TRUTH IN LEASING).


Signed /s/ RICHARD UHLE
       ----------------------------

         IN WITNESS WHEREOF, each party has caused this Dry Lease Agreement to be signed by its duly authorized representative on the date first above written.


STAR FLIGHT L.L.C.                        ITT FLIGHT OPERATIONS, INC.
(LESSOR)                                  (LESSEE)


By /s/ JEROME C. SILVEY                   By /s/ ROBERT F. SHEEHY
   --------------------------------          ---------------------------------

Title EXECUTIVE VICE PRESIDENT            Title PRESIDENT
      -----------------------------             ------------------------------

Attest:                                   Attest:

/s/ LINDA FERRANTI                        /s/ JAMES W. LATHAM
-----------------------------------       ------------------------------------


APPENDIX A -- Description of Aircraft

APPENDIX B -- Acceptance Supplement

                             FIRST AMENDMENT TO THE
                          AIRCRAFT DRY LEASE AGREEMENT

         This First Amendment to the Aircraft Dry Lease Agreement is entered into as of the 25th day of August 1998 (this "Amendment") by and between the Star Flight L.L.C. ("SF") and ITT Flight Operations, Inc. ("ITT")


                                   WITNESSETH:


         WHEREAS, SF and ITT entered into that certain Aircraft Dry Lease Agreement dated as of February 6, 1998, (the "Lease Agreement"); and

         WHEREAS, SF and ITT wish to make certain modifications to the Lease Agreement to reflect more accurately the understandings and agreements among SF and ITT.

         NOW, THEREFORE, SF and ITT agree that the Lease Agreement is hereby amended as follows:

         1. Article II of the Lease Agreement is hereby deleted in its entirety and replaced with the following:

                  "The Lease Term shall be for the one-year period, commencing on February 6, 1998, and continuing through February 5, 1999, and shall thereafter be automatically renewed for successive one year periods. After February 5, 1999, either party hereto may terminate the Lease Agreement, with or without cause, by providing the other party ninety (90) days prior written notice to terminate the Lease Agreement."

                  This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. Capitalized terms not otherwise defined herein shall be defined as set forth in the Lease Agreement. Except as modified herein, the Lease Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, this First Amendment has been executed by all of the parties to the Lease Agreement as of August 25, 1998.


                          (SIGNATURES ON THE NEXT PAGE)

STAR FLIGHT L.L.C.,
a Connecticut limited liability company


By:  /s/ Jerome C. Silvey
     ------------------------------------
     Jerome C. Silvey
     Executive Vice President


ITT FLIGHT OPERATIONS, INC.,
a Pennsylvania corporation


By:  /s/ Robert F. Sheehy
     ------------------------------------
     Name:  Robert F. Sheehy
     Title: President


                                     - 17 -